Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Biohaven Pharmaceutical Holding Company Ltd. of our report dated March 6, 2018 relating to the financial statements, which appears in Biohaven Pharmaceutical Holding Company Ltd.'s Annual Report on Form 10‑K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
December 10, 2018